Exhibit 10.8

NOTE PURCHASE AGREEMENT

This NOTE PURCHASE AGREEMENT (this “Agreement”) is entered into as of ____, 2016, among Ecosphere Technologies, Inc., a Delaware corporation (“Ecosphere”), Ecosphere Development Company LLC, a Washington limited liability company (the “Company” or “EDC”), and _________________, a Delaware limited liability company (the “Investor”).

RECITALS

The Company, a wholly-owned subsidiary of Ecosphere, is seeking to engage in the business of developing turn-key growing facilities (each a “Facility”) and intends to lease such facilities to legal, licensed I-502 growers (each a “Grower”) in the State of Washington (the “Business”) and is seeking to raise between one and five million dollars to implement its Business Plan (as defined below) by issuing a series of senior secured promissory notes.  The Investor wishes to purchase, and the Company wishes to sell to the Investor, the first $1,000,000 of such notes on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1

Definitions.  As used herein, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Affiliate” means, with respect to any Person, any Person directly or indirectly controlling, controlled by, or under common control with such Person.

“Ancillary Agreements” means the Note, the Security Agreement, the Business Consulting Agreement and the other agreements entered into by the Company and the Investor or its Affiliates pursuant to or in connection with this Agreement.

“Balance Sheet” means the pro forma opening balance sheet of the Company as of the date hereof.

“Business Consulting Agreement” means the Business Consulting Agreement of even date herewith between the Investor and the Company.

“Business Days” means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York, are authorized or required to close.

“Business Plan” means GG’s Business Plan  and attached to this Agreement as Exhibit A.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company Material Adverse Effect” means any event, state of facts, circumstance, development, change, effect or occurrence that is or could reasonably be expected to be materially adverse (i) to the business, financial condition, results of operations or prospects of the Company or (ii) to the ability of the Company to timely perform any of its obligations under this Agreement.

“Grower Agreements” means the Sublease Agreement (the “Sublease”), Equipment Lease Agreement, Technology License Agreement and Consulting Services Agreement, each dated June 22, 2016, and between the Company and Galaxy Groves, LLC, a Washington limited liability company (“GG”), and the other agreements listed on Schedule 5.11 and identified thereon as the Grower Agreements, in each case as amended.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest, restriction or encumbrance of any kind in respect of such asset.

“Note” means the Senior Secured Promissory Note of even date herewith issued by the Company in favor of the Investor.

“Person” means an individual, corporation, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Security Agreement” means the Security Agreement of even date herewith issued by the Company in favor of the Investor.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, limited partnership or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions (or, if there are no such voting interests, more than 50% of its equity interests) are at the time, directly or indirectly owned by such Person.

“to the Knowledge of the Company” and words of similar import means the knowledge of Dennis McGuire, Sr., Dennis McGuire, Jr., Corey McGuire, Michael Donn, David Brooks and Michaela Costanzo.

ARTICLE II

ISSUANCE AND SALE OF NOTE

2.1

Sale of Note.  Upon the terms and subject to the conditions of this Agreement, at the Closing (as defined below), the Company shall sell and issue to the Investor the Note.

ARTICLE III

CONSIDERATION

3.1

Consideration.  (a) In consideration for the sale and issuance of the Note to the Investor, at the Closing the Investor shall deliver $1,000,000 in cash in immediately available funds by wire transfer to or as directed by the Company to an account to be designated by the Company in a payment direction letter.

ARTICLE IV

CLOSING

4.1

The Closing.  The closing (the “Closing”) of the transactions contemplated under this Agreement shall take place as of the date hereof (or such other date as may be mutually agreed upon by the parties) electronically or as may otherwise be agreed upon by the parties (the date of the Closing being referred to herein as the “Closing Date”).

4.2

Closing Deliveries.  At or before the Closing:

(a)

Ecosphere, the Company and the Investor shall have executed and delivered this Agreement and the Company and the Investor shall have executed and delivered the Note, the Security Agreement and the Business Consulting Agreement.

(b)

The Company will pay the legal fees incurred by the Investor in connection with the transactions being consummated under this Agreement, not to exceed $10,000.

(c)

The Investor shall have received an opinion of counsel with respect to (i) the good standing of Ecosphere and the Company in their respective jurisdictions of organization, (ii) the due authorization, execution and delivery of this Agreement and of each of the Ancillary Agreements by each of Ecosphere and the Company and (iii) the validity and enforceability against Ecosphere and the Company of this Agreement and of each of the Ancillary Agreements in accordance with their terms.

4.3

Conditions to the Obligations of the Parties at the Closing.  The obligations of the Company and the Investor to consummate the transactions contemplated at the Closing are subject to the satisfaction of the following conditions:

(a)

No court, arbitrator or governmental body, agency or official shall have issued any order, and there shall not be any statute, rule or regulation, restraining the effective operation by the Company of the Business after the Closing Date and no proceeding challenging this Agreement or the transactions contemplated hereby or seeking to prohibit, alter, prevent or materially delay the Closing shall have been instituted or threatened by any Person before any court, arbitrator or governmental body, agency or official;

(b)

Each of the parties to this Agreement shall have executed and delivered to the other parties thereto each of the Ancillary Agreements to be entered into by it at the Closing;

(c)

The parties shall have executed and delivered to the appropriate parties any other instruments, documents and certificates that are required to be delivered pursuant to this Agreement or as may be reasonably requested by any party in order to consummate the Closing;

(d)

All of the Required Consents as defined in Section 5.2(b), in each case in form and substance reasonably satisfactory to the Company and the Investor, shall have been received and no such consent, authorization or approval shall have been revoked; and

(e)

All sales, use, transfer, stamp, documentary and other similar Taxes and recording and filing fees, if any, incurred in connection with the transactions contemplated by this Agreement shall have been paid or mutually acceptable provisions for their payment shall have been made.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF ECOSPHERE AND THE COMPANY

Except as specifically set forth in the disclosure schedules dated as of the Closing Date and delivered herewith to the Investor (which disclosure schedules identify the section and subsection to which each disclosure therein relates), Ecosphere and the Company hereby jointly and severally represent and warrant to the Investor as of the Closing Date that:

5.1

Organization, Existence and Authorization.  (a)  Ecosphere is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted. The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Washington and has all limited liability company powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except as provided on Schedule 5.1.  Complete, correct and current copies of the Company’s certificate of formation and operating agreement have been delivered to the Investor.

(b)  The execution, delivery and performance by Ecosphere and by the Company of this Agreement and any Ancillary Agreement to which Ecosphere and/or the Company is a party and the consummation by Ecosphere and the Company of the transactions contemplated hereby and thereby are within the corporate and/or limited liability company powers of each such entity and have been duly authorized by all necessary action on their part. This Agreement and each Ancillary Agreement to which Ecosphere and/or the Company is a party has been duly executed and delivered by Ecosphere and/or the Company, as applicable, and constitutes its valid and binding agreement, enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles related to or limiting creditors’ rights generally and by the availability of equitable remedies and defenses.

5.2

Consents.  (a)  Except as set forth in Schedule 5.2, the execution, delivery and performance by Ecosphere and the Company of this Agreement and each Ancillary Agreement to which it is a party require no action by or in respect of, filing with, or notice to, any governmental body, agency, official or authority.

(b)

Except as set forth in Schedule 5.2, no notice to, consent, approval, waiver or other action (a “Required Consent”) by any Person (other than any governmental body, agency, official or authority referred to in (a) above) under any contract, agreement, indenture, lease, instrument or other document to which Ecosphere and/or the Company is a party or by which it is bound is required or necessary for the execution, delivery and performance by Ecosphere and/or the Company of this Agreement and each Ancillary Agreement to which it is a party, or for the consummation by Ecosphere and/or the Company of the transactions contemplated hereby or thereby.

5.3

Non-Contravention.  Except as provided on Schedule 5.3, the execution, delivery and performance by Ecosphere and the Company of this Agreement and each Ancillary Agreement to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not (i) contravene or conflict with any provision of any law, regulation, judgment, injunction, order, permit or decree binding upon or applicable to Ecosphere or the Company; (ii) assuming the receipt of all Required Consents, constitute a default (with or without notice or lapse of time, or both) under or give rise to any right of termination, cancellation or acceleration of any right or obligation of Ecosphere or the Company or to a loss of any benefit to which Ecosphere or the Company is entitled under any provision of any agreement, contract or other instrument binding upon Ecosphere or the Company or by which any of its assets may be bound or (iii) result in the creation or imposition of any Lien on any asset of Ecosphere or the Company or the suspension, revocation, forfeiture, or nonrenewal of any material Company Permit applicable to the Company or the Business.

5.4

Subsidiaries.  The Company has no Subsidiaries.

5.5

Financial Statements and Capital Expenditures.  (a)  The Company has previously delivered to the Investor a pro-forma Balance Sheet as of the Closing Date, assuming the consummation of the transactions contemplated hereunder.

(b)

The Balance Sheet fairly presents the pro-forma financial position of the Company as of its date.

5.6

Absence of Activity.  Except as set forth on Schedule 5.6, the Company has not engaged in any activity since its formation.

5.7

Personal Property.  The Company does not own any personal property.

5.8

Real Property.  (a)  The Company does not own nor has it ever owned any real property.  Ecosphere has, however, entered into a lease  of real property with Kennewick Game Farm, a correct copy of which, including all amendments and agreements related thereto, has been furnished to the Investor (the “Lease”).  The Company is not a party to any other leases of real property, other than the Sublease.

(b)

Each of the Lease and the Sublease is valid, binding and enforceable in accordance with its terms (except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles related to or limiting creditors’ rights or lessees’ rights generally and by the availability of equitable remedies and defenses or by person including a government entity raising the application of the federal laws referred to on Schedule 5.3).  There does not exist under the Lease or the Sublease any default by Ecosphere or the Company, or to the Knowledge of Ecosphere or the Company, by any other Person or any event that, with notice or lapse of time or both, would constitute a default by Ecosphere or by any other Person. All rent and other charges currently due and payable under the Lease have been paid.

(c)

Ecosphere is the holder of the lessee’s interest under the Lease and neither has assigned the Lease nor subleased all or any portion of the premises leased thereunder, except pursuant to the Sublease.  Ecosphere has not made any alterations, additions or improvements to the premises leased under the Lease that are required to be removed (or of which lessor could require removal) at the termination of the Lease term.

5.9

No Undisclosed Liabilities.  Except as disclosed in Schedule 5.9, there are no liabilities of the Company of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability.  Except as set forth in Schedule 5.9, the Company has no indebtedness, and the Company will not incur any indebtedness or liability as a consequence of the transactions contemplated hereunder, except under the Note.

5.10

Litigation.  Except as disclosed in Schedule 5.10, there is no material claim, action, suit, investigation or proceeding (or any basis therefor) pending against, brought by, or threatened against or affecting, Ecosphere or any of its properties or the transactions contemplated hereby and there is no  claim, action, suit, investigation or proceeding (or any basis therefor) pending against, brought by, or threatened against or affecting, the Company or any of its properties or the transactions contemplated hereby, before any court or arbitrator or any governmental body, agency, official or authority.  Except as disclosed is Schedule 5.10,  Ecosphere is not a party to or otherwise involved in or intends to initiate any material claims, actions, suits, investigations or proceedings arising out of or otherwise relating to the operations, financial condition or equity interests of Ecosphere or the Company and the Company is not a party to or otherwise involved in or intends to initiate any claims, actions, suits, investigations or proceedings arising out of or otherwise relating to the operations, financial condition or equity interests of Ecosphere or the Company.

5.11

Material Contracts.  Schedule 5.11 lists all contracts, agreements, licenses, understandings and arrangements (“Contracts”) previously, or presently intended to be, entered into by Ecosphere and/or the Company or by which Ecosphere or the Company is bound in connection with the consummation of the transactions contemplated under this Agreement and/or the implementation and consummation of the Business Plan, including without limitation the Grower Agreements.  Each Contract is or will be legal, valid, binding and enforceable and in full force and effect against the parties thereto in accordance with the terms thereof.  Each of the

Company and Ecosphere has fulfilled all of its obligations required pursuant to each Contract referred to above to have been performed by each of them.  Neither Ecosphere nor the Company is in default or breach, nor to the Company’s Knowledge is any third party in default or breach, under or with respect to any such Contract.

5.12

Insurance Coverage.  Schedule 5.12 lists all of the insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers, directors and members of the Company.  The Company has furnished to the Investor true and complete copies of all insurance policies and fidelity bonds listed in Schedule 5.12.  All premiums payable under all such policies and bonds have been paid or will be paid simultaneously with the Closing.  The Company is in compliance in all material respects with the terms and conditions of all such policies and bonds.

5.13

Compliance with Laws; Permits; No Defaults.  (a) The Business of the Company, as contemplated to be conducted, can be conducted without causing a violation of any applicable provisions of any laws, statutes, ordinances or regulations, except as set forth in Schedule 5.13.

(b)

Schedule 5.13 correctly describes each governmental license, permit, concession or franchise (a “Company Permit”) material to the Company or the Business, together with the name of the governmental agency or entity issuing such Company Permit.  The Company Permits have been issued to the Company and are valid and in full force and effect. The Company is not in default of any such Company Permit, and the Company has not committed, and will not commit, any act or omission which would cause any such Company Permit to be revoked.

5.14

Employees. The Company has previously provided to the Investor the compensation of each employee intended to become an employee on or shortly after the Closing Date.  The Company is not a party to or bound by any labor union contract, collective bargaining agreement or similar contract.  Schedule 5.14 lists all current employee manuals and handbooks, employment policy statements, employment agreements, and other materials relating to the employment of the employees of the Company. To the Knowledge of the Company (a) no employee of the Company is a party to or is bound by any employment contract, patent disclosure agreement, noncompetition agreement or other restrictive covenant or other contract with any third party that would be likely to affect in any way (A) the performance by such person of any of his or her duties or responsibilities as an employee or (B) the Business or operations of the Company, and (b) no employee of the Company is in violation of any term of any employment contract, patent disclosure agreement, noncompetition agreement, or any other restrictive covenant to a former employer relating to the right of any such person to be employed by the Company.

5.15  Transactions with Affiliates.  Except as set forth on Schedule 5.15, (A) there are no agreements, loans, leases, royalty agreements or other transactions between the Company and (i) any officer, director or member of the Company or any of its Affiliates or (ii) any family member of any officer, director or member of the Company or any of its Affiliates (each an “Interested Person”); (B) to the Knowledge of the Company, no Interested Person (x) has any material direct or indirect interest in any entity that does business with the Company or (y) has any direct or indirect interest in any property, asset or right that is used by the Company in the conduct of the Business and (C) no Interested Person has any contractual relationship (including that of creditor or debtor) with the Company other than such relationships as result solely from being an officer, director or member of the Company.

5.16

Finder Fees.  Except as set forth in Schedule 5.16, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Ecosphere or the Company or who might be entitled to any fee or commission from the Investor, Ecosphere or the Company or any of their respective Affiliates upon consummation of the transactions contemplated by this Agreement.

5.17

Projections.  The financial projections relating to the Company set forth in Schedule 5.17 (the “Projections”) were prepared in good faith and are based on assumptions that were reasonable when made and are reasonable on the date hereof and the Company is not aware of any reason why the Projections would not be attainable.

5.18

Use of Proceeds.  Schedule 5.18 sets forth the uses to which the Company will apply the proceeds of the Note.  The $1,000,000 proceeds of the Note are sufficient for the Company to accomplish Phase 1 of the Business Plan.

5.19

Title to Assets.  Upon consummation of the transactions contemplated hereby and the completion of Phase I of the Company’s Business Plan, the Company will have good and marketable title in and to all of the assets being purchased or manufactured with the proceeds of the Note, free and clear of all Liens, other than the Lien of the Security Agreement.

5.20

Prohibited Actions.  The Business does not depend on (i) the use of any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) the making of any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns,  or (iii) any activity that would violate any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any other federal, foreign, or state anti-corruption or anti-bribery law or requirement applicable to the Company.

5.21

I-502 Status.  Neither Ecosphere nor the Company nor Dennis McGuire, Sr. is, or will take any action that would cause it to become, a “party in interest”, as that term is defined in WAC 314-55-035 of the laws of the State of Washington.

ARTICLE VI

POST-CLOSING ACTIVITIES OF THE COMPANY

6.1  Development of the Business.  (a)   Ecosphere shall cause the Company to commence, pursue and complete the actions set forth in the Business Plan and to use the proceeds of the Note in accordance with the Use of Proceeds set forth in Schedule 5.18.

 (b) Ecosphere will use all commercially reasonable best efforts to maintain the Grower Agreements in effect through their respective stated termination dates.  Ecosphere will not initiate any of its enforcement rights under or amend any of the Grower Agreements, or take any action with respect to the Grower Agreements that could reasonably be expected to adversely affect the Investor’s expected financial returns under the Ancillary Agreements, without the prior written consent of the Investor.

(c)  The Company covenants that it is conducting and will conduct its business and operations in compliance with all applicable laws, including without limitation the provisions of RCW 69.50 of the laws of the State of Washington and WAC 314-55 of the Regulations of the State of Washington, except as provided on Schedule 6.1(c), and will maintain all Company Permits and not cause a default under any Company Permit.

(d) If the Company fails to make any payment to the Investor required by any agreement between them inluding the Note, the Company covenants that it will not enter into any agreement, loan, lease, royalty agreement or other transaction between the Company and (i) any Interested Person or (iii) any entity in which an Interested Person has any direct or indirect interest, in each case without the prior written consent of the Investor.

(e)  If the Company fails to make any payment to the Investor required by any agreement between them inluding the Note, the Company covenants that it will not make or effect, and Ecosphere covenants that it will not accept, any distributions or dividends to Ecosphere or any owner of the Company without the prior written consent of the Investor.

6.2  Information.  Within 15 days after the end of the month, the Company will provide to the Investor monthly financial reports, including income and cash flow statements and balance sheets and such other information as shall be reasonably requested, and shall otherwise keep the Investor informed with respect to the progress of the development of the Business Plan.  The Company will also advise the Investor promptly after the Company becomes aware of a change in the ownership of the equity of GG.

ARTICLE VII

OBLIGATIONS OF ECOSPHERE

7.1  Control of the Company.  (a)  Ecosphere shall cause the Company to promptly commence, pursue and complete its obligations under this Agreement and the Ancillary Agreements, and guarantees to the Investor that it will do so.

(b)  Limitation. Notwithstanding the foregoing, as long as it has complied with its obligations under this Agreement and has not breached any of its representations and/or warranties set forth herein, Ecosphere shall have no liability for the specific obligations of the Company under the Note and the Security Agreement.

(c)  Intellectual Property.  Ecosphere represents and warrants to the Investor that the Intellectual Property utilized in the Grower Agreements is owned or available for use by the Company and available for use by the Grower on the terms set forth in the Grower Agreements, and such Intellectual Property constitutes all Intellectual Property necessary to conduct the business of the Grower as contemplated by GG’s Business Plan.  None of the activities contemplated by GG’s Business Plan or the Grower Agreements infringes or violates, or constitutes a misappropriation of any Intellectual Property rights of any third party.  Neither the negotiation, execution, delivery or performance of this Agreement, the Ancillary Agreements or the Grower Agreements, nor the consummation of the transactions contemplated hereby or thereby, will result in (i) a material breach of or material default under any agreement governing any such Intellectual Property or (ii) the Company or the Grower being obligated to pay any penalty or new or increased royalty or fee to any Person.

ARTICLE VIII

COVENANTS

8.1  Non-Compete. (a)  Until the later of five (5) years after the Closing Date and the date the Note has been paid in full and all outstanding Obligations have been satisfied, each of Ecosphere, Dennis McGuire Sr. and the Company agrees that it will not, directly or indirectly:

(i)

enter into, engage in, carry on, be or have any interest in, render services to or be employed by or consult with any business substantially similar to or directly or indirectly competitive with the Business;

(ii)

actively induce any Grower, supplier or any other party with whom the Company does business to refuse to do business with the Company;

(iii)

actively solicit for engagement or employment, or hire, engage or employ, or assist any company or business organization by which he/she is employed or which is directly or indirectly controlled by him/her to hire, engage or employ, any GG employee or intentionally interfere with or disrupt the contract or relationship between the Company and/or GG and any Company or GG employee; provided, however, Dennis McGuire Jr. may continue working as an employee of or work as a consultant to Ecosphere and EDC as long as it does materially interfere with  his duties for GG; or

(iv)

engage in any conduct that involves the making or publishing of written or oral statements or remarks (including, without limitation, the repetition or distribution of derogatory rumors, allegations, negative reports or comments) that are disparaging, deleterious or damaging to the integrity, reputation or good will of the Company, the Investor or their respective officers, directors and members.

Provided, however, nothing contained in this Section 8.1 shall affect the ability of Ecosphere, Dennis McGuire, Sr., or the Company to enter into agreements with third-parties to provide services similar to or engage in business competitive with the Business on other facilities which are not financed by the Investor under this Agreement, so long as such activities do not adversely affect the Company’s performance of its obligations under this Agreement or the Ancillary Agreements.

8.2

Disclosure of Confidential Information.  Each of Ecosphere, Dennis McGuire Sr. and the Company agrees that it will keep confidential and not directly or indirectly transfer, disclose or divulge any confidential, proprietary or secret information which it may have obtained with respect to the terms of any agreements with the Investor unless such information is or hereafter becomes public information through means other than a default hereof by such party or is required to be disclosed by applicable law. In the event that Ecosphere, Dennis McGuire Sr. or the Company is required by law or regulation or requested by any governmental agency or other regulatory authority or in connection with any legal proceedings to disclose any such confidential information, it will take reasonable efforts to promptly advise the Investor of any inquiry or demand for such information, unless such notification shall be prohibited by applicable law or legal process, so that the Investor may seek an appropriate protective order or other appropriate remedy and/or waive compliance with the provisions of this Section.  If, in the absence of a protective order, Ecosphere, Dennis McGuire Sr. or the Company is nonetheless legally compelled to disclose such confidential information, it will furnish only that portion of the confidential information which is legally required; provided, however, that Ecosphere, Dennis McGuire Sr. or the Company, as applicable, shall give the Company written notice of the information to be disclosed as far in advance of its disclosure as is practicable and use all reasonable efforts to obtain assurances that confidential treatment will be accorded to such information.  Nothing contained in this Section 8.2 shall prevent Ecosphere from publicly disclosing the transactions contemplated by this Agreement and Ancillary Agreements or filing such agreements with the Securities and Exchange Commission, in each case to the extent required by law.

8.3

Remedies.

(a) In the event any court of competent jurisdiction determines that the specified time period or geographical area set forth in Sections 8.2 is unenforceable because such time period or geographical area is unreasonable, arbitrary or against public policy, then a lesser time period or geographical area that is determined by the court to be reasonable, non-arbitrary and not against public policy shall be enforced.

(b)

In the event Ecosphere, Dennis McGuire Sr. or the Company violates any legally enforceable provision of Section 8.1(a) as to which there is a specific time period during which it is prohibited from taking certain actions or engaging in certain activities, then, in such event, the violation will toll the running of such time period from the date of the violation until the violation ceases.

8.4

Right of First Refusal.  (a)  Prior to offering a third party (including Ecosphere) the right to lend the Company additional funds (or to acquire equity, or an instrument convertible into equity, in the Company in exchange for cash) for use in creating additional Facilities on the 6 acre parcel of property containing the premises leased under the Sublease, the Company shall first offer the Investor the right to provide such financing on substantially the same terms as are provided for in the transactions contemplated by this Agreement.  Such additional funds will be requested in tranches of $1,000,000 and the Investor’s right of first refusal shall apply with respect to each of such tranches. The Company will give the Investor at least thirty (30) days prior written notice of its intention to seek funding and the Investor will notify the Company within thirty (30) days of receipt of the Company’s notice whether the Investor will loan the Company all or part of such funds. If the Investor elects not to lend the Company all the funds for a particular tranche, the Company shall have the right to seek another lender(s) to lend the Company (or another equity investor to provide) up to $1,000,000 for such tranche, less any portion which the Investor has confirmed it intends to fund.

(b)  In the event the Company or Ecosphere seeks to raise capital to engage in a business similar to the Business which will operate on the six acre parcel located in Finley County,

Washington leased to the Company, it will provide reasonable notification to the Investor of such activity and an opportunity for the Investor to participate in such capital raise if it should desire to do so.

8.5

Mutual Covenants.  The parties hereto agree that:

(a)

Reasonable Best Efforts.  Subject to the terms and conditions of this Agreement, each party will use its commercially reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable laws and regulations to consummate the transactions contemplated by this Agreement and the Ancillary Agreements.  Each party hereto agrees to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement.

(b)

Public Announcements.  Subject to Section 8.2 and except to the extent required by applicable law, (i) the parties agree to consult with each other before issuing any press release or making any public statement with respect to the transactions contemplated hereby and will not issue any such press release or make any such public statement without the prior written consent of such other party, which will not be unreasonably witheld it being understood that Ecospher eintend to issue a press release as well as file a Form 8-K and (ii) the parties agree not to disclose the terms of this Agreement without the prior written consent of the other party, except to the investors, accountants, attorneys, bankers and other professional advisors of such party, each of which has agreed to maintain the confidentiality thereof.  The Investor acknowledges that Ecosphere may be required to file this Agreement and the Ancillary Agreements with the Securities and Exchange Commission and agrees to such filings a slong as Ecosphee uses its berst efforts to seek confidential treatment for  the financial terms under the Freedom of Information Act.  In no event shall Ecosphere, Dennis McGuire, Sr. or the Company disclose the identity of the members of the Investor, except pursuant to a subpoena or order of a Court and after notice to the Investor to the extent practicable.

(c)

Certain Tax Matters.  All taxes and similar fees incurred in connection with the transactions contemplated by this Agreement shall be borne by the Company.

ARTICLE IX

SURVIVAL; INDEMNIFICATION

9.1

Survival.  The representations and warranties of Ecosphere and the Company contained in this Agreement shall survive the Closing until the expiration of the statutory period of limitations applicable to claims pertaining to such matters (giving effect to any waiver, mitigation or extension thereof).  Notwithstanding the preceding sentence, any representation or warranty in respect of which indemnity may be sought under Section 9.2 shall survive the time at which it would otherwise terminate pursuant to the preceding sentence if notice of the inaccuracy or breach thereof giving rise to such right to indemnity shall have been given to the party against whom such indemnity may be sought prior to such time.  The covenants and agreements of the Investor, Ecosphere, Dennis McGuire Sr. or the Company contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall survive the Closing so long as they have applicability.

9.2

Indemnification.  Ecosphere and the Company, jointly and severally (collectively, the “Indemnifying Party”), hereby agree to indemnify the Investor and its directors, officers, employees, members and agents (each an “Indemnified Party” and collectively, the “Indemnified Parties”) against and agree to hold them harmless from any and all damages, losses, liabilities and expenses (including, without limitation, reasonable expenses of investigation and reasonable attorneys’ fees and expenses in connection with any action, suit or proceeding) (collectively “Damages”) incurred or suffered by any Indemnified Party as a result of or arising out of:

(i)

any misrepresentation or breach of a representation or warranty  made by Ecosphere and/or the Company pursuant to the provisions of this Agreement or any Ancillary Agreement;

(ii)

any breach of any covenant or agreement made by Ecosphere, and/or the Company pursuant to this Agreement or any Ancillary Agreement; and/or

(iii)

Ecosphere’s and/or the Company’s fraud or intentional misstatements.

9.3

Procedures.  (a)  Promptly after receipt by an Indemnified Party of written notice of the commencement of any investigation, claim, proceeding or other action in respect of which indemnity may be sought from the Indemnifying Party (an “action”), the Indemnified Party shall notify the Indemnifying Party in writing of the commencement of such action; but the omission to so notify the Indemnifying Party shall not relieve it from any liability that it may otherwise have to such Indemnified Party, except to the extent that the Indemnifying Party is materially prejudiced or forfeits substantive rights or defenses as a result of such failure.  In connection with any action in which the Indemnifying Party and any Indemnified Party are parties, the Indemnifying Party shall be entitled to participate therein, and may assume the defense thereof by so notifying the Indemnified Party and agreeing in writing to defend the action with counsel reasonably satisfactory to the Indemnified Party and to be responsible for any judgments or settlements resulting therefrom.  If the Indemnifying Party advises the Indemnified Party in writing that it is assuming the defense of such action and responsibility for any judgments or settlements resulting therefrom, notwithstanding the assumption of the defense of any such action by the Indemnifying Party, each Indemnified Party shall have the right to employ separate counsel, at its own expense, and to participate in the defense of such action.  The Indemnifying Party shall not, without the written consent of the Indemnified Party (which consent shall not be unreasonably withheld), settle or compromise any claim or consent to entry of any judgment that does not include an unconditional release of the Indemnified Party from all liabilities with respect to such claim.  As long as the Indemnifying Party is meeting its obligations under this Article IX, the Indemnified parties shall not have the right to settle or compromise any claim including consenting to the entry of any judgment.  Each Indemnified Party will be entitled to receive indemnification payments from the Indemnifying Party pursuant to the provisions of Section 9.2 in respect of Damages incurred by such party as and when incurred by such

Indemnified Party upon delivery of a notice of such claim from the Indemnified Party to the Indemnifying Party.

(b)

In the event an Indemnified Party should have a claim for indemnification that does not involve a claim or demand being asserted by a third party, the Indemnified Party shall promptly send notice of such claim to the party from which indemnification is sought.  If the Indemnifying Party does not dispute such claim within fifteen (15) days, the Indemnifying Party shall pay such claim in full within fifteen (15) days.  If the Indemnifying Party disputes such claim, such dispute shall be resolved by agreement of the parties or in accordance with Section 10.11.

9.4

No Waiver.  No waiver of a closing condition by any party hereto shall limit its rights under Section 9.2.

ARTICLE X

MISCELLANEOUS

10.1

Notices.  All notices, requests, demands or other communications that are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be deemed to have been duly given:  (i) on the date of delivery, if personally delivered by hand, (ii) upon the tenth day after such notice is deposited in the United States mail, if mailed by registered or certified mail, postage prepaid, return receipt requested, (iii) upon the date scheduled for delivery after such notice is sent by a nationally recognized overnight express courier (iv) by fax or email upon written confirmation (including the automatic confirmation that is received from the recipient’s fax machine) of receipt by the recipient of such notice :

if to the Investor, to:

________________

________________

________________

with a copy to

________________

________________

if to Ecosphere, Dennis McGuire Sr. or the Company, to:

Ecosphere Technologies, Inc.

3515 S.E. Lionel Terrace

Stuart, FL 34997

Attn:  Dennis McGuire, Sr.

with a copy to (which shall not constitute notice):

Nason Yeager Gerson White & Lioce, P.A.

3001 PGA Boulevard, Suite 305

Palm Beach Gardens, FL 33410

Attn: Michael D. Harris, Esq.

Email: mharris@nasonyeager.com

Such information may be changed, from time to time, by means of a notice given in the manner provided in this Section 10.1.

10.2

Amendments; No Waivers.  (a) Any provision of this Agreement may be amended if, and only if, such amendment is in writing and signed by the Company and the Investor. Any provision of this Agreement may be waived if the waiver is in writing and signed by the party to be bound.

(b)

No failure or delay by any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

10.3

Expenses.  The Company will pay the expenses of the Investor in connection with the transactions contemplated hereunder, as limited by Section 4.2.

10.4

Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

10.5

Further Assurances.  From time to time after the Closing, each party at the request of another party and without further consideration, will execute and deliver to the other party such other documents, and take such other action, as a party may reasonably request in order to consummate more effectively the transactions contemplated hereby.

10.6

Governing Law.  This Agreement and the Ancillary Agreements shall be construed in accordance with and governed by the law of the State of Washington, without regard to the conflicts of law rules of such state.

10.7

Counterparts; Effectiveness.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party.

10.8

Entire Agreement.  This Agreement and the Ancillary Agreements constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter hereof.  None of the provisions of this Agreement or the Ancillary Agreements are intended to confer upon any Person other than the parties hereto any rights or remedies hereunder, except for the rights granted to the Indemnified Persons pursuant to Article IX of this Agreement.

10.9

Captions.  The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

10.10

Jurisdiction.  Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the Washington State Courts located within Seattle, Washington, or in the United States District Court located therein, and each of the parties hereby irrevocably agrees to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein.  Process in any such action or proceeding may be served on any party anywhere in the world, whether within or without the state in which the action is brought.

10.11

Disputes.  (a)  THE PARTIES HEREBY EXPRESSLY WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BROUGHT BY OR AGAINST ANY OF THEM RELATING TO THIS AGREEMENT.  THE PARTIES ACKNOWLEDGE THAT THIS AGREEMENT INVOLVES COMPLEX TRANSACTIONS AND THAT DISPUTES HEREUNDER WILL BE MORE QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT DECISION MAKER.  ACCORDINGLY, THE PARTIES AGREE, BASED ON THE ADVICE OF THEIR COUNSEL, THAT ANY DISPUTE HEREUNDER BE RESOLVED BY FIRST ATTEMPTING TO RESOLVE IT BY A MEETING OF THE PARTIES AND IF NOT SO RESOLVED THEN BY VOLUNTARY MEDIATION AND IF NOT SO RESOLVED THEN BY A JUDGE APPLYING APPLICABLE LAW.

(b)

The parties shall attempt in good faith to resolve any dispute arising out of or relating to this Agreement promptly by negotiation between individuals who have authority to settle the controversy.  Either party may give the other party written notice of any dispute. Within ten (10) Business Days after delivery of the notice, the receiving party shall submit to the other a written response.  The notice and response shall include (i) a statement of each party’s position and a summary of arguments supporting that position, and (ii) the name and title of the individual who will represent that party and of any other persons who will participate in the dispute resolution.  Within ten (10) Business Days after delivery of the disputing party’s notice, the identified representatives of both parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary to attempt to resolve the dispute.  All reasonable requests for information made by one party to the other will be honored.  All negotiations pursuant to this clause are confidential and shall be treated as compromise and settlement negotiations for purposes of the Federal Rules of Evidence and state rules of evidence.  If the matter has not been resolved within thirty (30) Business Days of the disputing party’s notice, or if the parties fail to meet within ten (10) Business Days of such notice, unless mutually agreed between the parties to extend such terms, either party may initiate mediation of the controversy or claim as provided hereinafter.

(c)

If the dispute resolution procedures provided for in subsection (b) do not result in a mutually agreed upon resolution of the dispute, the parties hereby agree to attempt to resolve the dispute through nonbinding mediation, within a period of thirty (30) Business Days after either party requests mediation, in accordance with The Center for Public Resources Mediation Procedure then in effect, except where that procedure conflicts with the provisions of this Section, in which case these provisions control.  Each party shall have the right to meet and interview the potential mediator(s) for no more than one hour each prior to the selection of a mediator.  The mediation shall be conducted in New York, New York, West Palm Beach, Florida, or another mutually agreed upon location and shall be attended by individuals with authority to resolve the dispute from each party.  If the parties have submitted the dispute to mediation and are unable to resolve the dispute through mediation within sixty (60) days after the commencement of mediation, the parties shall be free to pursue their judicial remedies.

[REMAINDER OF PAGE LEFT BLANK, SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day and year first above written.

Ecosphere Technologies, Inc.

By:
Name:	Dennis McGuire, Sr.
Title:	President

Ecosphere Development Company LLC

By:
Name:	Dennis McGuire CEO of the sole member
Title:

Investor:

By:
Name:
Title:

Dennis McGuire, Sr.
(Solely with respect to Article VIII)